EXHIBIT G
TO LOAN AGREEMENT

TERM NOTE

$2,000,000.00	October 13, 2011
Shrewsbury, Massachusetts

FOR VALUE RECEIVED, ADVANCED MICROSENSORS CORPORATION, a New York corporation having its principal place of business at 333 South Street, Shrewsbury, Massachusetts 01545 (the “Borrower”) promises to pay to MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (its successors, assigns and any future holder or holders of this instrument collectively, the “Lender”), or order, at the Lender’s place of business, the principal sum of up to TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) or, if less, the total amount of principal Advances made to Borrower under the Loan Agreement (as hereinafter defined) in lawful money of the United States of America in immediately available funds, with interest on the unpaid balance hereof at the rates and in the manner hereafter provided.

This Note is issued pursuant to that certain Loan Agreement between the Borrower and the Lender of even date as may be amended, modified or restated from time to time (collectively, the “Loan Agreement”), all of the terms and conditions of which are incorporated herein by reference.  Capitalized terms used herein and not defined herein have the meanings ascribed in the Loan Agreement.

An Event of Default under the Loan Agreement shall also constitute an Event of Default hereunder.  At its option at any time after the occurrence of an Event of Default, the Lender may declare all obligations of the Borrower to the Lender under the Loan Agreement, including without limitation all amounts hereunder, immediately due and payable without further action of any kind, including without notice, demand or presentment.

The unpaid principal of this Note from time to time outstanding shall bear interest, payable monthly in arrears and computed on the basis of the actual number of days elapsed over a year assumed to have 360 days, at a rate per annum equal to 6.25% (the “Interest Rate”).

The Lender will only make Advances from time to time under this Note and the Loan Agreement, in accordance with the Loan Agreement.  Under no circumstance will any Advance be made after the Advance Period has expired.  This Note is not a revolving note.

Commencing on the first day of the first month following the month in which Borrower receives its first Advance from Lender under the Loan Agreement (the “First Payment Date”) and continuing on the same day of each successive month thereafter until and including the first day of the twelfth (12th) month following the month in which the First Payment Date occurs, or if any such day is not a Business Day, on the next succeeding Business Day, the Borrower shall pay all interest accrued and unpaid on the outstanding principal balance at the Interest Rate.

Commencing on the first day of the thirteenth (13th) month following the month in which the First Payment Date occurs, and continuing on the same day of each successive month thereafter, or if any such day is not a Business Day, on the next succeeding Business Day, the Borrower shall pay equal constant monthly installments of the outstanding principal and accrued interest in an amount as shall fully amortize the outstanding principal balance of this Note on October ____, 2018 (the “Maturity Date”).  The entire indebtedness evidenced by this Note, if not earlier paid, shall be due and payable on the Maturity Date.  “Business Day” means any day on which the Lender is open for business.

This Note is secured by certain assets of the Borrower as set forth in the Security Agreement.

All payments received will be applied first to fees, then to interest and then to principal.

The Borrower may, at any time prepay any part or all of the unpaid principal balance of this Note without premium or penalty.  If, during the Loan term, any of the following events occur: (i) the sale of all or substantially all of the assets or the capital stock of the Borrower, or the merger with another entity or acquisition by another entity of the Borrower (“Triggering Event”), then, upon the earliest Triggering Event to occur, the Lender may accelerate this Note.

If a regularly scheduled payment is ten (10) days or more late, the Borrower will be charged five percent (5.00%) of the unpaid portion of the regularly scheduled payment.

Upon the occurrence of an Event of Default, or after maturity, the unpaid principal of all advances shall, at the option of the Lender, bear interest at a rate which is five (5) percentage points per annum greater than that which would otherwise be applicable.

If an Event of Default occurs and is continuing, the Lender may, to the extent permitted by law and without notice to the Borrower, declare the unpaid principal balance and accrued interest to be due immediately without notice, presentment, demand, protest or other notice of dishonor of any kind, all of which are expressly waived.  The Borrower agrees to pay all reasonable costs, including but not limited to attorneys’ fees, incurred by the Lender in connection with collecting or enforcing any obligation of the Borrower to the Lender hereunder or representation with respect to bankruptcy or insolvency proceedings.  No course of dealing by the Lender and no delay in exercising any right under this Note will operate as a waiver by the Lender of its rights, and a waiver of a right on one occasion may not be construed as a waiver of the right on a future occasion.

The Borrower, guarantors, endorsers or other persons now or hereafter liable for the payment of any of the indebtedness evidenced by this Note, severally agree, by making, guaranteeing or endorsing this Note or by making any agreement to pay any of the indebtedness evidenced by this Note, to waive presentment for payment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and consent, on one or more occasions, without notice or further assent (a) to the release of the collateral securing this Note or any part thereof at any time, and (b) to the granting by the holder hereof of any extension of the time for payment of this Note or for the performance of the agreements, covenants and conditions contained in this Note, the Loan Agreement, the Security Agreement, or any other instrument securing this Note, at the request of any person liable thereon.  Such consent shall not alter or diminish the liability of any person.

The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties.  If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any loan document, or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made.  If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

The Lender shall have the unrestricted right at any time or from time to time, and without the Borrower’s consent, but with notice to Borrower, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an “Assignee”) and, the Borrower agrees that it shall execute, or cause to be executed such documents including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, as the Lender shall deem reasonably necessary to effect the foregoing.  In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment and the original promissory notes shall be cancelled and returned to the Borrower.  The Borrower shall be responsible for its own costs incurred in connection with its execution and delivery of said documents.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, with copies of the foregoing to Borrower, and the payment by Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Note and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender and assumed by Assignee pursuant to the assignment documentation between the Lender and Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

The Lender shall have the unrestricted right at any time and from time to time, and without the consent of but with notice to the Borrower, to grant to one or more institutions or other persons (each a “Participant”) participating interests in the Lender’s obligations to lend hereunder and/or any or all of the loans held by the Lender hereunder.  In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder.  The Lender may furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Any delay on the part of the Lender in exercising any rights hereunder shall not operate as a waiver of such rights.  This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflicts of laws provisions thereof.

Executed as a sealed instrument as of the 13th day of October§, 2011.

Attest	ADVANCED MICROSENSORS CORPORATION

_____________________________	By: /s/ David R. Smith
Name: ________________________	Name: David R. Smith
Title: Vice President